Exhibit (d)(5)
AMENDMENT TO
ROLLOVER AND VOTING COMMITMENT LETTER
     This Amendment to the Rollover and Voting Commitment Letter is made and entered into as July 18, 2007 by and between Velo Holdings Inc., a Delaware corporation (“Parent”), and Gary A. Johnson (the “Rollover Investor”).
     WHEREAS, Parent and the Rollover Investor have entered into that certain Rollover and Voting Commitment Letter, dated as of March 22, 2007 (the “Rollover Letter”); and
     WHEREAS, Parent and the Rollover Investor desire to amend the terms of the Rollover Letter as set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:
     1. Amendment to Rollover Letter.
          (a) The sixth line of the first paragraph of the Rollover Letter is hereby amended by deleting the reference to “Oak Investment Partners XII, L.P.” from the definition of the term “Sponsors.”
          (b) The sixth line of the second paragraph of the Rollover Letter is hereby amended by deleting the number “48.50” and replacing it with the number “50.00.”
     2. Miscellaneous.
          (a) This Amendment may be executed in counterparts and by facsimile, each of which, when so executed, shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (b) Except as amended by this Amendment, the Rollover Letter remains in full force and effect.
          (c) This Amendment shall be governed by and interpreted and enforced in accordance with the terms of the Rollover Letter.
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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

VELO HOLDINGS INC.
By	/s/ James Koven
	Name:	James Koven
	Title:	Vice President and Secretary

/s/ Gary A. Johnson
Gary A. Johnson